UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 7, 2009 (December 1, 2009)

Behringer Harvard Multifamily REIT I, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-53195	20-5383745
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15601 Dallas Parkway, Suite 600, Addison, Texas

75001

(Address of principal executive offices)

(Zip Code)

(866) 655-3600

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement.

The disclosure below describes the recent restructuring of our investment in Bailey’s Crossing.  All figures provided below are approximate.

On July 10, 2007, Behringer Harvard Multifamily REIT I, Inc. (which may be referred to herein as the “Registrant,” “we,” “our” or “us”) and Behringer Harvard Master Partnership I LP (the “BHMP Co-Investment Partner”) joined to make a $22.1 million mezzanine loan to the owner of Bailey’s Crossing, a 414-unit multifamily community being constructed on land located in Bailey’s Crossing, Fairfax County and Arlington County, Virginia (the “Baileys Project”).  We made the investment through a joint venture named Behringer Harvard Baileys Venture, LLC (“Baileys Venture”), which we manage and which is owned 55% by us and 45% by the BHMP Co-Investment Partner.  In addition, the project was capitalized with $14.8 million of equity, of which Fairfield Residential LLC (“Fairfield Residential”), the developer of the project, contributed $3.0 million in cash and BREOF Baileys, LLC, a third party unaffiliated with us or the developer, contributed $11.8 million in cash.  The project was also capitalized with a senior loan for up to $110.7 million.  Fairfield Residential provided a repayment and completion guaranty to the senior lender for the project and a completion guaranty to Baileys Venture as mezzanine lender.

Since we made our initial investment in the Baileys Project, the financial strength of Fairfield Residential has deteriorated significantly.  In April 2009, we received the December 31, 2008 audited consolidated financial statements of Fairfield Residential.   In its opinion on the consolidated financial statements, the auditor expressed concern that Fairfield Residential might not be able to continue to operate as a going concern through the end of 2009.  In September 2009, we received notice from the senior lender to the Baileys Project that Fairfield Residential failed to provide certain required certifications as to its financial strength, which triggered a technical default under the repayment and completion guaranty to the senior lender.  This, in turn, triggered a technical default on the senior loan and the mezzanine loan made by Baileys Venture.  Nevertheless, Fairfield Residential has continued to develop the project in a timely manner.  The senior lender has continued to fund construction of the project, and neither the senior lender nor Baileys Venture has taken any action to foreclose on the project or interfere with its completion.

We believe this situation presented us with an attractive investment opportunity.  Financial downturns can provide opportunities to investors with access to capital and a strong balance sheet.  We are fortunate to have both.  As of September 30, 2009, we had $63.5 million in cash and an ongoing public offering, assets of $353 million and less than $22.7 in total liabilities.  As a result, we, through Baileys Venture, were in a position to provide additional equity capital to the Baileys Project by investing additional cash in the project and converting our mezzanine loan to equity in the project.

Accordingly, effective December 1, 2009, we and the other investors in the Baileys Project restructured the terms of our respective investments in the Baileys Project.  Our goals were (i) to reduce the overall leverage in the Baileys Project, (ii) to obtain a 14% preferred return on any additional capital we contributed, (iii) to remove from the Baileys Project the financial uncertainty of Fairfield Residential, (iv) to obtain control of the Baileys Project and (v) to extend the term of the senior loan.  We were able to accomplish all of these goals.  The most significant changes to the investment in connection with the restructuring were:

•                  Baileys Venture became an owner in the project by contributing $29.1 million of equity capital to the project in cash, for which it will receive a first-priority return of 14%, compounded quarterly;

•                  Baileys Venture converted its existing $22.5 million mezzanine loan (which figure includes $0.4 million of accrued but unpaid interest) into $22.5 million of equity capital in the project, for which it will receive a second-priority return of 9.5%, compounded quarterly;

•                  Baileys Venture became the owner of a 78% interest in the project and replaced the general partner of the project owner with an entity controlled by Baileys Venture;

•                  A wholly owned subsidiary of Baileys Venture guaranteed to the senior lender completion of the project (which is approximately 90% complete as of November 17, 2009).  The guarantee is a limited obligation of the wholly owned subsidiary and not Baileys Venture; the subsidiary is recently formed, has no operating history and no assets;

•                  The maximum and outstanding principal amounts of the senior loan facility were modified.  Prior to the restructuring, the maximum amount of the senior loan facility was $110.7 million.  Of this amount, principal of $82.1 million was outstanding.  Following the restructuring, the maximum amount of the senior loan facility was reduced to $74.7 million.  In addition, proceeds from the equity capital contributed by Baileys Venture were used to pay down $23.6 million of the $82.1 million outstanding principal amount on the senior loan, leaving $58.5 million and $16.2 million remaining to be funded.  Further, the maturity date of the senior loan was extended through November 30, 2011 (and, subject to satisfaction of certain conditions, may be further extended for three additional years); and

•                  Fairfield Residential was removed as guarantor of the senior loan and as general partner of the project owner.

We funded our 55% share of the equity capital contributed by Baileys Venture, or $16 million, with proceeds from our initial public offering.  The terms of our investments in the Baileys Project, as modified on December 1, 2009, are summarized in more detail below.

Parties.  The Baileys Project is owned by Behringer Harvard Baileys Project Owner, LLC (“Baileys Project Owner”), which is solely owned by Behringer Harvard Baileys Investors, L.P. (“Baileys Investment Partnership”).  Baileys Investment Partnership is owned by Behringer Harvard Baileys GP, LLC (“Baileys GP”), by Behringer Harvard Baileys REIT, LLC (“Baileys REIT”), by BREOF Baileys, LLC (an equity investor unaffiliated with Fairfield Residential or us) (“BREOF Baileys”), and FF Investors III East LLC (an affiliate of Fairfield Residential) (“FF East”).  Baileys Venture owns 99% of the economic interest in Baileys REIT and manages Baileys REIT.  Baileys GP, the general partner of Baileys Investment Partnership, is wholly owned by Baileys REIT.

Senior Financing and Total Projected Development Costs.  The Baileys Project serves as collateral for a construction loan from Bank of America, N.A. to Baileys Project Owner for up to $74.7 million.  As of December 1, 2009, $16.2 million of this amount remains unfunded.  The senior loan is secured by a first-priority lien on the Baileys Project.  The loan matures on November 30, 2011 but may be extended for up to three additional years if certain conditions are met.  The annual interest rate on the loan is LIBOR plus 2.75%.  Monthly interest-only payments on the note are due until November 30, 2011.  If the loan is extended, then principal payments will also commence based on a 30-year amortization schedule.  The loan may generally be prepaid in part or in full without penalty.

The anticipated total development cost of the Baileys Project is $143.2 million, of which $124.9 million has already been funded.  We expect the remaining costs to be fully funded by the senior loan facility, but Baileys GP may be required to contribute up to $2.1 million of additional equity to the project in order to fund deferred developer and general contractor fees to the extent not funded by the senior construction loan (as noted below).  Fairfield Residential continues to oversee construction of the project, and we expect this to continue through completion.  We anticipate this project to be completed by the end of the second quarter of 2010.

Guaranty.  Behringer Harvard Baileys Development Services, LLC, a wholly owned subsidiary of Baileys REIT, has guaranteed completion of the project to the senior lender.  As of November 17, 2009, the project is approximately 90% complete.

Project Equity.  The owners of the Baileys Project have contributed $66.4 million in capital to the project.  Of this amount, Baileys GP contributed $29.1 million in cash on December 1, 2009.  This capital is deemed first-priority capital for purposes of the distribution provisions described below.  Baileys REIT contributed $22.5 million on December 1, 2009, by virtue of converting the outstanding principal and accrued interest on the mezzanine loan it previously made to the project owner.  BREOF Baileys contributed $11.8 million in cash on July 10, 2007.  FF East has contributed $3.0 million, by virtue of $2.8 million in cash contributed by it on July 10, 2007 and $0.2 million in cash contributed on the same date by one of its affiliates, which capital has since been assigned to FF East.  The capital contributed by Baileys REIT, BREOF Baileys and FF East is deemed second-priority capital for purposes of the distribution provisions described below.  Pursuant to the provisions of the partnership agreement, each partner’s pro-rata share of any additional capital contributions required by the partnership is equal to its back-end percentage interest (described below).

Baileys GP may also be required to contribute up to an additional $2.1 million of equity capital to fund deferred developer and general contractor fees that may be due to Fairfield Residential and its affiliates.  Generally, the funds from the senior construction loan may not be used to pay certain deferred developer fees unless there are hard-cost savings on the development budget; absent these savings, the fees will generally be paid from additional capital contributions from Baileys GP.  In the event that additional capital is contributed by Baileys GP to pay deferred developer fees, such capital will be deemed first-priority capital for purposes of the distribution provisions described below

Baileys Investment Partnership Distributions.  Pursuant to the provisions of the partnership agreement of Baileys Investment Partnership, distributions are made generally as follows:  (i) first, to pay all partners with undistributed first-priority capital (i.e., capital paid on a non-pro-rata basis to fund unexpected project shortfalls) a preferred return of 14%, compounded quarterly, on their undistributed first-priority capital; (ii) second, to return undistributed first-priority capital to the respective partners; (iii) third, to pay all partners with undistributed second-priority capital (i.e., capital paid on a pro-rata basis) a preferred return of 9.5%, compounded quarterly, on their undistributed second-priority capital; (iv) fourth, to return undistributed second-priority capital to the respective partners; (v) fifth, to pay certain deferred developer fees and (vi) sixth to pay the partners the net proceeds in accordance with their respective back-end percentage interests.  The respective back-end percentage interests of the partners of Baileys Investment Partnership are:  (1) Baileys GP — 43.86%, (2) Baileys REIT — 33.90%, (3) BREOF Baileys — 17.79%, and (4) FF East — 4.45%.

Management of Baileys Investment Partnership.  Through Baileys GP, Baileys REIT will make decisions regarding the day-to-day affairs of the partnership except for certain major decisions that will require the consent of BREOF Baileys, including: (i) making changes to the Baileys Project budget, (ii) acquiring real property, (iii) incurring additional indebtedness or (iv) selling the Baileys Project.  Baileys GP may be removed as general partner for cause under certain circumstances.

Baileys REIT’s Call Right. Baileys REIT may at any time exercise a call right on the ownership interests in Baileys Investment Partnership owned by FF East.  If such call right is exercised, Baileys REIT and FF East will negotiate a profits participation agreement providing for the following: (i) payment of any remaining deferred developer fees described above in the amounts and at the times as if FF East had continued as a limited partner in Baileys Investment Partnership and (ii) payments to FF East whenever  Baileys Investment Partnership distributions from distributable cash or liquidation proceeds would have been paid to FF East if it had remained a limited partner in Baileys Investment Partnership.

BREOF Baileys’ Put Right.  BREOF Baileys has a right, commencing on December 31, 2011 and continuing for 12 months thereafter, to require Baileys REIT to purchase BREOF Baileys’ limited partnership interest in Baileys Investment Partnership.  The purchase price for BREOF Baileys’ interest is either an amount mutually agreed upon by BREOF Baileys and Baileys REIT or, in the absence of mutual agreement, the amount that would otherwise be distributable to BREOF Baileys if the Baileys Project were sold at a price to be determined by an arbitration process.

BREOF Baileys’ Tag-Along Right.  If Baileys GP or Baileys REIT elects to sell any of their interests in Baileys Investment Partnership, BREOF Baileys has the right to require Baileys GP or Baileys REIT to purchase a pro rata share of its limited partnership interest in Baileys Investment Partnership as part of the transaction.  The purchase price per percentage interest sold by BREOF Baileys will equal the purchase price per percentage interest sold by Baileys GP or Baileys REIT.

Buy/Sell Rights.  Commencing on December 31, 2012, any partner in Baileys Investment Partnership may initiate buy/sell procedures with respect to their partnership interests.  Under those procedures, a partner could make an offer to purchase the interests of the other partners based on an offer price for the partnership’s assets and the other partners would either elect to sell their interests based on that price or elect to purchase the offering partner’s partnership interests based on that price.  The partnership agreement includes provisions requiring some partners to act as a group in connection with the exercise of the buy/sell provisions.

Item 2.01                                             Completion of Acquisition or Disposition of Assets.

The information in this Report set forth under Item 1.01 is incorporated by reference herein.

Item 7.01                                             Regulation FD Disclosure.

On December 7, 2009, we issued a press release announcing the acquisitions of interests in Bailey’s Crossing, a 414-unit multifamily community located in Fairfax County and Arlington County, Virginia, and 55 Hundred, a 234-unit multifamily community located in Arlington, Virginia.  A copy of the press release, appearing as Exhibit 99.1, is furnished and not filed pursuant to Regulation FD.

Item 9.01                                             Financial Statements and Exhibits.

(d)                            Exhibits.

99.1                           Press Release, dated December 7, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BEHRINGER HARVARD MULTIFAMILY REIT I, INC.

Dated: December 7, 2009	By:	/s/ Gerald J. Reihsen, III
Gerald J. Reihsen, III
Executive Vice President – Corporate Development & Legal

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated December 7, 2009.